UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38481

Missouri	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The NASDAQ Global Select Market
Depositary Shares, each representing a 1/400th interest in a share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	UMBFO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of UMB Financial Corporation (the “Company”) approved the entry by the Company into a Change in Control Agreement (each, a “CIC Agreement”) with each of the Company’s named executive officers, which provides for severance protections in the event of a qualifying termination of employment in connection with a change in control of the Company.

Each CIC Agreement has an initial term continuing through December 31, 2026 which automatically renews for successive one-year periods unless the Company provides notice of non-renewal at least 30 days before the end of the then-current term; provided that the Company may not provide notice of non-renewal after such time as the Company enters into a written agreement, the consummation of which would result in a change in control, or the Company or another party publicly announces its intent to consummate a change in control transaction.

Under the CIC Agreements, if, an executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason” (each as defined in the CIC Agreement) during the period ending twenty-four months following a change in control (and, in the case of a termination without cause, including the period six months prior to the change in control), the executive will be eligible to receive the following severance payments and benefits, subject to the executive’s execution and non-revocation of a release of claims: (i) a lump-sum cash severance payment equal to a specified multiple (3X for the chief executive officer of the Company and the chief executive officer of UMB Bank, n.a., and 2X for the other named executive officers) of the sum of the executive’s (i) annual base salary and (ii) the greater of (x) the average annual cash bonus paid for the three fiscal years preceding the termination date and (y) the target annual bonus for the year of termination; (ii) a lump sum pro-rated target annual bonus for the performance period in effect at the time of termination, based on the number of months worked during the performance period through the termination date; (iii) a lump-sum cash payment representing 18 months of premiums for coverage under the Company’s group health plans; (iv) upon the executive’s request, outplacement career transition services in an amount not to exceed twenty-five percent (25%) of the executive’s individual base pay; and (v) full acceleration of outstanding equity awards that are assumed by the acquirer, with applicable performance conditions deemed achieved at the greater of target or actual performance as of the change in control.

The foregoing description of the CIC Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, a form of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q filed for the quarter ending March 31, 2026.

Item 9.01 Financial Statements and Exhibits.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION
By:	/s/ Ram Shankar
Ram Shankar Chief Financial Officer

Date: February 10, 2026